CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Exhibit 10.6

Equity Pledge Agreement

between:

Shanghai JiuGe Business Management Co., Ltd.

and

Li Li

and

Shanghai JiuGe Information Technology Co., Ltd.

Contents

1.	Definitions and Interpretations	4
2.	Equity Pledge	7
3.	Implementation of Equity Pledge	8
4.	Nature of Guarantee	8
5.	Release of Guarantee	8
6.	Term	9
7.	Representations and Warranties	9
8.	Undertaking	10
9.	Assignee and Successor	11
10.	Event of Default	11
11.	Termination	12
12.	Confidentiality	12
13.	Force Majeure	12
14.	Governing Laws and Settlement of Dispute	13
15.	Miscellaneous	14

APPENDIX 1 VIE STRUCTURE		18

This Equity Pledge Agreement (“Agreement”) was entered into by the parties set out below in Shanghai, the People’s Republic of China on October 16, 2018:

Shanghai JiuGe Business Management Co., Ltd., a limited-liability company incorporated in accordance with Chinese laws, with its registered address at Room 2789, 2nd/F, 3 Xuanhua Road, Changning District, Shanghai (“Pledgee”);

Li Li, a Chinese citizen, holding ID card No. 310105198005080043 and living at 103, 5 Lane 550, Fuquan Road, Changning District, Shanghai (“Pledgor”); and

Shanghai JiuGe Information Technology Co., Ltd., a limited-liability company incorporated in accordance with Chinese laws, with its registered address at Room 2762, 2nd/F, 3 Xuanhua Road, Changning District, Shanghai (“VIE Entity”).

1.	Definitions and Interpretations

1.1	Definitions

The following phrases and expressions used herein shall have the meanings given them below, unless otherwise stated:

“Agreement”:	This Equity Pledge Agreement signed by the parties;

“Industrial and commercial department”:	Chinese administration for industry and commerce;

“Business day”:	Days when the licensed banks in China are usually open in normal working hours to provide comprehensive banking business (excluding Saturday, Sunday and legal holidays);

“Change of control”:	Any of the following circumstances: (1) The shareholder no longer directly holds 100% equity of the VIE Entity or (2) any other change in the VIE structure.
“CIETAC”:	Shall have the meaning defined in Clause 14.4;

“Closing”	Shall have the meaning defined in the Agreement for Business and Asset Transfer;

“Confidential information”:	All the information, documents or materials provided by the Disclosing Party to the Receiving Party in relation to its business, finance, operation, technologies, personnel and any other information deemed confidential by the Disclosing Party or its related party, in oral, written, machine-reading or any other form, including but not limited to electronic media files, contracts, reports, memoranda, programs, public notices, algorithms, projects, photos, plans, drawings, concepts, products, parameters, sample ideas, air speed measurement, names of customers and/or distributors, prices and cost, background and market information, and all the information, documents or materials derived from the above information, documents and materials;

“Disclosing Party ”:	The party that discloses confidential information;

“Event of default”:	As defined in Clause 10;

“Exclusive option agreement”:	The exclusive option agreement between WFOE, the Pledgor and VIE Entity, under which the Pledgor irrevocably grants to WFOE the right to purchase 100% equity of the VIE Entity held by the Pledgor;

“Exclusive Consulting Agreement”:	The exclusive consulting agreement between WFOE and the VIE Entity, under which the VIE Entity hires WFOE as its sole service provider;

“Financial liabilities”:	The liabilities of all types that fall upon any party, i.e. the debts shown as such in the debt box of its balance sheet according to the accounting standards generally accepted in China, and the debts borne or guaranteed by the party for others or the debts of others for which the party bears second responsibility or contingent responsibility (excluding the bill endorsement in the process of circulation), whether the liabilities are obtained through agreement, or through the provision or lending of amounts, or otherwise, which all belong to financial liabilities;

“Force majeure event”:	Any special incident or circumstance that cannot be foreseen, avoided or controlled by any party, which makes the fulfillment of the obligations hereunder illegal or impractical, including change of law, natural disaster, strike, war, rebellion, riot, fire, explosion, deliberate sabotage, terrorist attack or embargo;

“Loan agreement”:	The loan agreement between WFOE and its shareholder, under which WFOE agrees to provide the shareholder with a loan of RMB 10,000,000 yuan, which will be used as the shareholder’s capital contribution to the VIE Entity;

“Parties” or “Party”:	Include the Pledgee, the Pledgor and the VIE Entity，or any of them referred to in the context;

“Pledgee”	Shanghai JiuGe Business Management Co., Ltd., a limited-liability company incorporated in accordance with Chinese laws, with its registered address at Room 2789, 2nd/F, 3 Xuanhua Road, Changning District, Shanghai;

“Pledged equity”:	As defined in Clause 2.1;

“Pledgor”:	Li Li, a Chinese citizen, holding ID card No. [****] and living at [****], Changning District, Shanghai;

“Power of attorney”:	The power of attorney between the shareholder and WFOE, under which the shareholder authorizes WFOE to be its sole agent that exercises all the rights and powers of the shareholder of the VIE Entity;

“China”:	The People’s Republic of China, excluding Hong Kong Special Administrative Zone, Macao Special Administrative Zone and Taiwan for purpose of this Agreement only;

“Receiving Party ”:	The party that receives confidential information;

“Recipient”:	As defined in Clause 12.2;

“RMB”:	Current fiat currency of China;

“Guarantee obligation”:	All present and future obligations and responsibilities, actual or contingent, that are borne by the Pledgor and/or the VIE Entity to the Pledgee under the Transaction Document and will become due or occur at any time;

“Equity pledge”:	Pledge of 100% equity of the VIE Entity that is stipulated in this Agreement;

“Transaction Document”:	Composed of the following document:

(1) VIE Agreement

“VIE Agreement”:	Composed of the following documents:

(1) Exclusive Consulting Agreement;

(2) Exclusive Option Agreement;

(3) Power of Attorney;

(4) Loan Agreement; and

(5) Equity Pledge Agreement.

“VIE Entity”	Shanghai Jiuge Information Technology Co., Ltd., a limited-liability company incorporated in accordance with Chinese laws, with its registered address at Room 2762, 2nd/F, 3 Xuanhua Road, Changning District, Shanghai;

“VIE structure”:	Structure of the Variable Interest Entity shown in Appendix 1.

1.2	Interpretations

(a)	Any and all expressions that refer to “Party”, “Pledgor”, “Pledgee” and “VIE Entity” shall include their respective successor, permitted assignee or any person holding any right that is sourced from the above parties;

(b)	In this Agreement, unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing a gender shall include all genders and the neuter;

(c)	Any quotation from this Agreement shall be deemed as quotation from this Agreement that is revised from time to time or its supplementary version;

(d)	The headings are inserted for convenient reference only and shall have no effect on the interpretation of this Agreement;

(e)	The words and expressions used in this Agreement shall have the same meanings as the definitions given them in other transaction documents;

(f)	The quotation of legal provisions in this Agreement shall be deemed as the quotation of the versions thereof that are revised or reenacted from time to time (whether before or after the date when this Agreement is made).

2.	Equity Pledge

2.1	As the guarantee for fulfillment and realization of the guarantee obligation under the Transaction Document, the Pledgor hereby pledges its 100% equity in the VIE Entity to the Pledgee by means of level-1 guarantee. The equity represents all the registered capital of the VIE Entity (“Pledged Equity”).

2.2	The Pledgor shall (and shall make sure that the VIE Entity will) do the following within five business days after execution of this Agreement:

(a)	Deliver to the Pledgee the shareholder qualification certificate for the Pledged Equity;

(b)	Record the equity pledge in the register of shareholder of the VIE Entity;

(c)	Apply to the industrial and commercial bureau for recordation and correction of equity pledge registration, and deliver the original registration certificate to the Pledgee.

3.	Implementation of Equity Pledge

3.1	If any event of default takes place, the Pledgee and the Pledgor agree that the Pledgee shall have the right to decide the disposal of the Pledged Equity in its sole discretion, including the mode and time of disposal. The Pledgor and the VIE Entity shall provide all necessary assistance to such disposal.

3.2	Any and all proceeds that arise from above disposal shall be used for payment of the following in the sequence set out below:

(a)	The relevant taxes incurred by the disposal;

(b)	The relevant expenses and outlays incurred by the disposal, including the professional fees that need to be paid to any accountant, auditor and lawyer, and the outlays that arise therefrom;

(c)	Any outstanding amount under the guarantee obligation, including compensation and interest.

3.3	The Pledgor agrees to pay to the VIE Entity any balance left after completion of the payment stipulated in Clause 3.2.

3.4	If the proceeds arising from the above disposal are insufficient to cover the amount that needs to be paid under Clause 3.2, the Pledgor shall be responsible for the difference.

4.	Nature of Guarantee

4.1	The equity pledge is independent of rather than in lieu of any other guarantee, warranty or arrangement that is current between the Pledgee and the Pledgor or established at any time, and shall not influence or be influenced by the latter.

4.2	The equity pledge is a continuing guarantee, which has a scope that covers the entire guarantee obligation. Any partial performance of the guarantee obligation shall not be deemed as satisfaction or realization of the equity pledge.

5.	Release of Guarantee

5.1	So long as the guarantee obligation and all the obligations and debts under this Agreement are reasonably practical after the performance and fulfillment thereof, the Pledgee shall take all necessary measures to release and realize the Pledged Equity, including but not limited to returning the shareholder qualification certificate for the Pledged Equity and writing off the equity pledge registration with the industrial and commercial bureau.

6.	Term

6.1	This Agreement shall take effect starting from the date when it is signed by the parties and remain valid until its expiration.

7.	Representations and Warranties

7.1	The Pledgee represents and warrants to the Pledgor that:

(a)	It is legally established and validly exists in accordance with Chinese laws;

(b)	It has full power and authority to make and perform this Agreement;

(c)	It has taken all necessary corporate actions to implement and perform this Agreement;

(d)	The implementation and performance of this Agreement will not violate its Articles of Association, contractual or other obligations and any Chinese law;

(e)	To the best of its knowledge, there are no actions, suits or proceedings pending or threatened against it.

7.2	The Pledgor represents and warrants to the Pledgee that:

(a)	She is the sole legal owner of the Pledged Equity;

(b)	She has full power and authority to make and perform this Agreement;

(c)	The implementation and performance of this Agreement reflect her true intention;

(d)	The Pledged Equity is validly issued and fully paid;

(e)	The Pledged Equity is under no encumbrance, excluding that created by the Transaction Document;

(f)	The pledged equity is under level-1 guarantee;

(g)	The Pledged Equity is subject to no purchase option or preemptive right.

7.3	The VIE Entity represents and warrants to the Pledgee that:

(a)	It is legally established and validly exists in accordance with Chinese laws;

(b)	It has full power and authority to make and perform this Agreement;

(c)	It has taken all necessary corporate actions to implement and perform this Agreement;

(d)	The implementation and performance of this Agreement will not violate its Articles of Association, contractual or other obligations and any Chinese law;

(e)	The Pledged Equity is validly issued and fully paid;

(f)	To the best of its knowledge, there are no actions, suits or proceedings pending or threatened against it.

8.	Undertaking

8.1	The Pledgor undertakes that, without the prior written consent of the Pledgee, it will not:

(a)	transfer or dispose of its Pledged Equity in any way;

(b)	transfer or dispose of the assets of the VIE Entity in any way;

(c)	create any encumbrance on the Pledged Equity, excluding that created by the Transaction Document;

(d)	adopt a resolution for or impel the VIE Entity to

(i)	change its registered capital;

(ii)	change its Articles of Association;

(iii)	change any of its shareholders;

(iv)	appoint, dismiss or replace any senior executive;

(v)	make or accept any form of investment, or get merged or integrated with any entity;

(vi)	change any information submitted to any competent authority of China;

(vii)	provide any loan, make any borrowing, or provide guarantee of any form;

(viii)	pay, distribute or announce any dividend, fee, remuneration or distribution of interests of any other form;

(ix)	give rise to, create or allow continued holding or holding of any financial liabilities;

(x)	sign any agreement that conflicts with this Agreement; and

(xi)	take any action that will damage its ability to fulfill the obligations under the Transaction Document.

8.2	The Pledgor further undertakes that it:

(a)	will uses its best efforts to maintain the valid existence of the VIE Entity in accordance with Chinese laws;

(b)	will promptly notify the Pledgee of any circumstance that serious damages the valid existence, financial position, assets or goodwill of the VIE Entity once it appears.

9.	Assignee and Successor

9.1	Without the prior written consent of the Pledgee, the Pledgor and the VIE Entity shall not assign their rights and obligations under this Agreement.

9.2	Subject to a prior written notice given to the Pledgor and the VIE Entity, the Pledgee may assign its rights and obligations under this Agreement.

9.3	This Agreement shall be binding upon any successor and permitted assignee of the Pledgee, the Pledgor and the VIE Entity and any other person holding any right originating from the Pledgee, the Pledgor and the VIE Entity.

10.	Event of Default

10.1	The following incidents shall constitute event of default (“Event of Default”):

(a)	The Pledgor or the VIE Entity does not fulfill or fails to observe any of its obligations under the Transaction Document;

(b)	The representations, warranties or undertakings made by the Pledgor or the VIE Entity in the Transaction Document are proven to contain material falsity or inaccuracy, which fails to be remedied within ten business days after occurrence thereof (if it can be remedied);

(c)	The Pledgor or the VIE Entity does not fulfill or fails to observe any of its obligations under the Transaction Document;

(d)	Any substantive obligation under the Transaction Document is no longer legal, valid, binding and enforceable due to any reason;

(e)	Any change in control takes place without the prior consent of the Pledgee;

(f)	The VIE structure or any provision of the VIE agreement is changed without the prior consent of the Pledgee; and

(g)	The shareholder or the VIE Entity or its assets is involved in any lawsuit, arbitration, administrative proceeding, the investigation by a government regulator or other institution, or any dispute that has started or is threatened.

10.2	If an Event of Default takes place and is continuing, the Pledgee may exercise any and all rights, reliefs and powers under the Transaction Document.

11.	Termination

11.1	Subject to the consent of the parties, this Agreement may be terminated at any time.

11.2	The Pledgee may terminate this Agreement unilaterally by giving a one-month written notice to the other parties without the need to pay any fee and compensation.

11.3	The Pledgor or the VIE Entity shall have no right to terminate this Agreement under any circumstance.

12.	Confidentiality

12.1	Within the term of this Agreement and in ten years starting from the date when the validity term of the Transaction Document expires, the Receiving Party shall:

(a)	keep secret the confidential information;

(b)	not disclose any confidential information to anyone, unless a prior written consent is received from the Disclosing Party or the disclosure is made under Clauses 12.2 and 12.3; and

(c)	not use the confidential information for any other purpose than fulfillment of the obligations under the Transaction Document.

12.2	Within the term of this Agreement, the Receiving Party may disclose confidential information to its directors, employees, agents and professional advisors (each referred to as “Recipient”), provided that the degree of disclosure is reasonably necessary to reach the purpose of the Transaction Document.

12.3	The Receiving Party shall make sure that each and every Recipient knows and observes all the confidentiality obligations of the Receiving Party under this Agreement.

12.4	The obligations under Clauses 12.1 and 12.3 are inapplicable to the following confidential information:

The information that already exists in public sphere on the date when this Agreement is concluded or enters the public sphere at any time after the date, but such existence or entry is not due to any violation of this Agreement by the Receiving Party or any Recipient;

(a)	The information that is not received from the Disclosing Party directly or indirectly, but is obtained by the Receiving Party or Recipient from any other source than the Disclosing Party, which was and is under no confidentiality obligation to the Disclosing Party; or

(b)	The information that is disclosed as required by any applicable law or stock exchange.

13.	Force Majeure

13.1	If any force majeure event takes place, thus making it impossible for any party to perform any obligation under this Agreement, the performance of such obligation shall suspend during the continuation of the event and the time limit for performance thereof shall extend automatically for as long as the suspension without any punishment.

13.2	The party encountering the force majeure event shall give a written notice to the other parties forthwith and provide proof thereof.

13.3	The party encountering the force majeure event shall make all reasonable efforts to reduce the impact thereof.

13.4	If any force majeure event takes place, the parties shall hold consultations immediately to seek a fair and reasonable solution and make all reasonable efforts to reduce the consequence caused by the event.

14.	Governing Laws and Settlement of Dispute

14.1	This Agreement is governed by and interpreted in accordance with Chinese laws.

14.2	The parties shall try to settle any dispute that arises between them out of this Agreement or in connection therewith through friendly consultations first.

14.3	If a dispute fails to be settled through friendly consultations within fifteen business days after any party gives a written notice to the other parties requesting consultations, any party may require to finally settle the dispute through arbitration as stipulated in Clause 14.

14.4	The dispute shall be referred to China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration based on the arbitration rules of CIETAC that are in force on the date when the dispute is referred. The rules shall be deemed to be incorporated by reference into Clause 14.

14.5	The place of arbitration shall be Beijing and the language of arbitration shall be English.

14.6	CIETAC shall be the institution that appoints arbitrators. The arbitral tribunal shall be composed of three arbitrators, one to be appointed by the Pledgor and one by the Pledgee. The two arbitrators so appointed shall select the third arbitrator. Notwithstanding the foregoing, if the two arbitrators fail to select the third arbitrator within thirty days after their own selection, CIETAC shall appoint the third arbitrator at the request of either party. The third arbitrator shall be the presiding arbitrator.

14.7	The arbitration proceedings shall not be conducted publicly. Unless agreed by the parties in writing or otherwise required by laws, the parties agree to hold confidential any and all documents and evidences submitted during arbitration and after the final arbitration award is made (including but not limited to any case representation, any interim or final award and the facts identified in the arbitration award).

15.	Miscellaneous

15.1	Notice

(a)	The notice or other communications stipulated in this Agreement shall be in English and in writing, and shall be sent to the following address, fax number or mailbox (as the case may be) of a party:

(i)	To: Pledgee

Recipient: Wong H’Sien Loong

Address: Room 2789, 2nd/F, No. 3 Xuanhua Road

Changning District, Shanghai

Phone: 021-52171295

Fax:

Mailbox: hsienloong@fingermotion.com

(ii)	To: Pledgor

Recipient: Li Li

Address: [****]

Changning District, Shanghai

Phone: [****]

Fax:

Mailbox: [****]

(iii)	To: VIE Entity

Recipient: Li Li

Address: Room 2762, 2nd/F, No. 3 Xuanhua Road

Changning District, Shanghai

Phone: 021-52171295

Fax:

Mailbox: lily@pigeonbyte.com

(b)	A notice shall be deemed to have been served at the time of delivery, if delivered by hand, or in two business days after being mailed (in the absence of evidence proving earlier receipt thereof), if sent via registered mail, postage prepaid, or on the date of transmission, if sent via fax or email (to the address of the Receiving Party). A notice shall be deemed to have been served on the next business day if it sent to the Receiving Party outside the normal working hours (9 a.m. to 5 p.m. on a business day) in the local place indicated in Clause 15.1. Any party may change its address in no less than five business days in advance using may method described above.

15.2	Entire agreement

This Agreement shall supersede any prior agreement signed by the parties in relation to the contemplated transaction under the Transaction Document.

15.3	No waiver

(a)	Unless stipulated in a written document signed by the waiving party, no waiver of any clause of this Agreement is valid;

(b)	The failure of any party to exercise or exercise in time any right and power under this Agreement shall not be deemed as waiver thereof.

15.4	Illegality and severability

If, at any time, any clause of this Agreement is or becomes illegal, invalid and unenforceable in any aspect under any governing law, the legality, validity and enforceability of the other clauses of this Agreement will not be affected and impaired in any aspect.

15.5	Expenses and fees

Unless otherwise stipulated, the parties agree to bear their respective expenses, fees and taxes related to the preparation, implementation and performance of this Agreement.

15.6	Revision

This Agreement may be changed or revised through a written agreement signed by the parties.

15.7	Language

This Agreement shall be made and signed in Chinese and English, with both versions having the same legal force and effect.

15.8	Counterpart

This Agreement may be signed in any number of counterparts, with all the counterparts being deemed to jointly constitute one and the same document.

APPENDIX 1 VIE STRUCTURE

Represents 100% equity, unless otherwise stated

Contractual arrangement for VIE

Special purpose vehicle

(Signing Page)

Shanghai JiuGe Business Management Co., Ltd.

Authorized signature (seal): /s/ Hsien Loong Wong

Li Li

Signature: /s/ Li Li

Shanghai JiuGe Information Technology Co., Ltd.

Authorized signature (seal): /s/ Li Li